SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report:

February 28, 2008

KLONDIKE STAR MINERAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30965	91-1980708
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Box 20116, 1031 – Ten Mile Road, Whitehorse, Yukon Y1A 7A2 Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code: (800) 579-7580

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective February 28, 2008, Mr. Sergei Doodchenko, P. Eng., resigned as a director of Klondike Star Mineral Corporation.  As an independent director appointed in October 2006, Doodchenko was also Chair, Environment, Health and Safety Committee and a member of the Audit Committee.  There have been no disagreements between Mr. Doodchenko and the Company on any matter relating to its operations, policies or practices.  The Company has provided Mr. Doodchenko with a copy of the disclosures it is making herein no later than the day this Report on Form 8K is filed with the Commission.  The Company has provided Mr. Doodchenko with the opportunity to furnish the Company, as promptly as possible, a letter stating whether he agrees with the statements made, and if not, stating in what respects he disagrees.  To date, no letter has been received.  Any letter received will be filed as an exhibit to an amended Report within two business days of receipt of such letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLONDIKE STAR MINERAL CORPORATION

February 29, 2008

/s/ Hans Boge

Date

Hans Boge, P.Eng., President